EXHIBIT 99.1

Contact:	Karen L. Dexter
Director, Investor Relations
Ampex Corporation
(650) 367-4111

AMPEX TO LIST COMMON STOCK ON NASDAQ NATIONAL MARKET

Redwood City, CA. June 22, 2005 - Ampex Corporation (OTCBB: AEXCA) today announced that the Company’s application to list its Class A Common Stock on the Nasdaq National Market has been approved. The Company has been informed that its shares will begin trading under the symbol “AMPX” on Friday, June 24, 2005.

Ampex Corporation, www.ampex.com, headquartered in Redwood City, California, is one of the world’s leading innovators and licensors of technologies for the visual information age.

This news release contains predictions, projections and other statements about the future that are intended to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of l995 (collectively, “forward-looking statements”). Forward-looking statements relate to various aspects of the Company’s operations and strategies, including but not limited to the effects of having experienced significant losses in the past and the risk that the Company may incur losses in the future; its sales and royalty forecasts for future periods not being attained, and the risk that the Company will not conclude additional royalty-bearing license agreements covering its digital technologies; the Company’s marketing, product development, acquisition, investment, licensing and other strategies not being successful; possible future issuances of debt or equity securities; the possible incurrence of significant patent litigation expenses or adverse legal determinations finding the Company’s patents not to be valid or not to have been infringed; new business development and industry trends; the Company’s limited liquidity and the possible need to raise additional capital in order to meet the Company’s obligations; reliance on a former affiliate to make contributions to the Company’s pension plans which are substantially under-funded; and most other statements that are not historical in nature. Important factors that could cause actual results to differ materially from those described in the forward-looking statements are described in cautionary statements included in this news release and/or in the Company’s 2004 Annual Report on Form 10-K filed with the SEC and its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005 filed with the SEC. In assessing forward-looking statements, readers are urged to consider carefully these cautionary statements. Forward-looking statements speak only as of the date of this news release, and the Company disclaims any obligations to update such statements.